Exhibit 10.13

ENZYMOTEC LTD.

2003 ISRAELI SHARE OPTION PLAN

A. NAME AND PURPOSE

1.	Name: This plan, as amended from time to time, shall be known as Enzymotec Ltd. 2003 Israeli Share Option Plan (the "Plan").

2.	Purpose:

2.1	The purpose and intent of the Plan is to provide incentives, including but not limited to employees, directors, consultants and service providers of Enzymotec Ltd. and its Subsidiary (as defined below), by providing them with opportunities to purchase shares in the company, pursuant to this Plan.

2.2	For the purposes of the Plan, the following terms shall have the following meanings:

"Applicable Laws" means the laws of the State of Israel as are in effect from time to time, and the requirements of stock exchange or quotation system on which the shares may be listed or quoted.

"Board" means the board of directors of the Company.

"Cause" means any of the following: (i) the Optionee's theft, dishonesty, or falsification of any Company's documents or records, or if applicable, any Subsidiary's documents or records; (ii) the Optionee's improper use or disclosure of the Company's or any Subsidiary's confidential or proprietary information; (iii) any action by the Optionee which has a detrimental effect on the Company's or Subsidiary's reputation or business; (iv) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from the Company or any Subsidiary of, and a reasonable opportunity to cure, such failure or inability; (v) any material breach by the Optionee of any agreement between the Optionee and the Company or any Subsidiary, which breach is not cured pursuant to the terms of such agreement; or (vi) the Optionee's conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the Optionee's ability to perform his or her duties with the Company or any Subsidiary.

"Change in Control” means a change in ownership or control of the Company effected through any of the following transactions: (i) IPO (as defined below); (ii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities; (iii) a merger, consolidation, reorganization of the Company or a similar business combination, in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (iv) the sale, transfer or other disposition of all or substantially all of the Company’s assets.

“Committee” means the Board, or a committee to which the Board shall have delegated power to act on its behalf with respect to this Plan. Subject to the Articles of Association of the Company, as may be amended from time to time, the Committee, shall consist of such number of members (but not less than two (2)) as may be determined by the Board.

"Company" means Enzymotec Ltd., a company incorporated under the laws of the state of Israel, or any successor thereto.

"Controlling Shareholder" shall have the same meaning ascribed to it in Section 32(9) of the Tax Ordinance.

"Disability" means complete and permanent inability, due to illness or injury, to perform the duties of the Optionee's engagement at such time when the disability commenced, as determined by the Committee based on medical evidence acceptable to it.

"Expiration Date" of an Option means the earlier of: (i) the expiration of ten (10) years from the date such Option was granted; or (ii) the expiration date set forth in the Option Agreement.

"IPO" means an initial public offering of the Company's securities.

"Lock-up Period" means the period during which the Options granted to an Optionee or, upon exercise thereof the underlying Shares, are to be held by the Trustee on behalf of the Optionee, in accordance with Section 102, and pursuant to the tax route which the Company elects.

"Option(s)" means an option to purchase one Share of the Company, pursuant to the Plan, whether Section 3(i) Option, Section 102 Trustee Option, Section 102 Non-Trustee Option or option issued under other tax regimes.

"Optionee(s)" means an employee, officer, director or Service Provider (as defined below) of the Company or any Subsidiary, on behalf of whom or to whom, as applicable, an Option is allocated pursuant to the Plan.

"Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

"Proxy Holder" means the person designated by the Board to act as proxy holder,

"Retirement" means the termination of an Optionee's employment as a result of his or her reaching the earlier of (i) the age of retirement as defined by Applicable Laws; or (ii) the age of retirement specified in the Optionee’s employment agreement.

"Section 3(i)" means Section 3(i) of the Tax Ordinance and the applicable rules thereto or applicable regulations.

"Section 3(i) Option" means an Option granted under the terms of Section 3(i) of the Tax Ordinance. Options granted to Israeli residents who are non-employees of the Company and/or Controlling Shareholder that do not contain such terms that will qualify them for the special tax treatment under Section 102 of the Israeli Tax Ordinance, shall be regarded as Section 3(i) Options.

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"Section 102" means Section 102 of the Tax Ordinance, and any regulations, rules, orders or procedures promulgated thereunder, including the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, all as amended from time to time.

“Section 102 Trustee Option" means an Option intended to qualify, under the provisions of Section 102(b) of the Tax Ordinance (including the Section 102(b) Route Election), as either:

(i)	“Ordinary Income Option Through a Trustee” for the special tax management under Section 102(b)(1) and the “Ordinary Income Route”, or

(ii)	“Capital Gain Option Through a Trustee"” for the special tax management under Section 102(b)(2) and the “Capital Route”.

“Section 102(b) Route Election” means the right of the Company to choose either the “Capital Route” (as set under Section 102(b)(2)), or the “Ordinary Income Route” (as set under Section 102(b)(1)), but subject to the provisions of Section 102(g) of the Tax Ordinance, as further specified in Section 5 below.

“Section 102 Non-Trustee Option” means an Option granted not through a trustee under the terms of Section 102(c) of the Tax Ordinance.

"Service Provider" means a person or entity that is not an employee, officer or director of the Company or its Subsidiary, that provides a service to the Company or its Subsidiary and may receive as a result Section 3(i) Options.

“Share(s)” means the ordinary shares, par value NIS 0.01 of the Company issued or to be issued upon the exercise of Options, all in accordance with the Plan.

“Subsidiary” means any corporation or other entity (other than the Company), in which the Company owns, at the time the Option was granted, shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in the other corporation or entity.

“Tax Ordinance” means the Israeli Income Tax Ordinance (New Version), 1961, as amended and any regulations, rules, orders or procedures promulgated thereunder.

"Trustee" means a person or an entity, appointed by the Committee and approved in accordance with the provisions of Section 102, to hold in trust on behalf of the Optionees the granted Options, or upon exercise thereof the underlying Shares, as well as all additional rights granted in connection therewith, in accordance with the provisions of Section 102.

"Trust Agreement" means a written agreement between the Company and the Trustee, which sets forth the terms and conditions of the trust and is in accordance with the provisions of Section 102.

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B. GENERAL TERMS AND CONDITIONS OF THE PLAN

3.	Administration:

3.1	The Committee shall have the power to administer the Plan. Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

3.2	The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall determine. Actions taken at a meeting of the Committee at which a majority of its members are present or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

Subject to Applicable Laws, members of the Committee shall be eligible to receive Options under the Plan while serving on the Committee.

3.3	Subject to the general terms and conditions of this Plan, the approval of any relevant authorities and the Applicable Laws, the Committee shall have full power and authority, at all times, to: (i) recommend participants; (ii) determine the terms and provisions of any Option Agreement (which need not be identical) including, but not limited to, the number of Shares to be covered by an Option, the time or times when and the extent to which an Option shall be vested and may be exercised and the nature and duration of restrictions as to transferability or restrictions constituting a substantial risk of forfeiture; (iii) accelerate the right of an Optionee to exercise, in whole or in part, any Option, or extend such right; (iv) interpret the provisions and supervise the administration of the Plan; (v) designate Options as Section 3(i) Options, Section 102 Trustee Option, Section 102 Non-Trustee Option or other types of Option; (vi) amend the Plan from time to time in order to qualify for tax benefits applicable under Israeli laws; (vii) make a Section 102(b) Route Election (subject to the limitations set under Section 102(g)); and (viii) determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares covered by the Options to be granted to each recipient, the Committee may consider, among other things, the nature of services provided by the recipient, the recipient’s salary and the duration of his or her service or employment by the Company.

3.4	Notwithstanding the above said, the Committee shall fulfill only advisory tasks with respect to designating participants. The authority to grant Options shall be assigned solely to the Board, which will take into consideration the recommendation of the Committee. Without derogating from the foregoing, the Committee shall be authorized to issue Shares underlying Options, which have been granted by the Board and duly exercised pursuant to the provisions hereof, all in accordance with Section 112(a)(5) of the Israeli Companies Law.

3.5	The Committee may from time to time adopt such rules and regulations for carrying out the Plan, as it may deem best. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

3.6	The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive, unless otherwise determined by the Board.

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3.7	Subject to the Company's decision, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by Applicable Laws. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company's Articles of Association, any agreement, any vote of shareholders or disinterested directors, insurance policy.

4.	Eligible Optionee:

4.1	Subject to any restriction imposed by Applicable Law, Options may be granted to any employee, officer, director, Service Provider of the Company or a Subsidiary; provided, however, that Section 102 Trustee Options and Section 102 Non-Trustee Options shall be granted only to employees and office holders ("Nosei Misra" as such term is defined in the Israeli Companies Law) of the Company or a Subsidiary, who are not Controlling Shareholders prior to and/or after the issuance of the Options.

4.2	Section 3(i) Options shall be granted only to Service Providers and employees or office holders who are Controlling Shareholders prior to and/or after the issuance of the Options.

4.3	Anything in this Plan to the contrary notwithstanding, all grants of Options to directors and office holders ("Nosei Misra"), shall be authorized and implemented in accordance with the provisions of the Applicable Laws.

4.4	The grant of an Option to Optionee hereunder, shall neither entitle such Optionee to participate, nor disqualify him from participating, in any other grant of Options pursuant to this Plan or any other share incentive or share option plan of the Company or any of its related companies.

5.	Section 102(b) Route Election: No Section 102 Trustee Options may be granted under this Plan to any eligible Optionee, unless and until, the Company's election of the type of Section 102 Trustee Options either as Ordinary Income Option Through a Trustee or as Capital Gain Option Through a Trustee is appropriately filed with the Income Tax Authorities. Such Section 102(b) Route Election shall become effective beginning the first date of grant of a Section 102 Trustee Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Section 102 Trustee Options. The Section 102(b) Route Election shall obligate the Company to grant only the type of Section 102 Trustee Option it has elected, and shall apply to all Optionees who were granted Section 102 Trustee Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Tax Ordinance. For avoidance of doubt, it is clarified that the Company does not obligate itself to file a Section 102(b) Route Election, and in any case, such Section 102(b) Route Election shall be at the sole discretion of the Company. It is further clarified that such Section 102(b) Route Election shall not prevent the Company from granting Section 102 Non-Trustee Options simultaneously.

6.	Trustee:

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6.1	Section 102 Trustee Options, which may be granted under the Plan and any Shares issued upon exercise of such Options and other shares received subsequently following any realization of rights resulting from a Section 102 Trustee Option or from Shares issued upon exercise of a Section 102 Trustee Option, shall be issued to the Trustee. The Committee shall determine and approve the terms of engagement of the Trustee, and shall be authorized to designate from time to time a new Trustee and replace the Trustee at its sole discretion, and in the event of replacement of any existing Trustee, to instruct the transfer of all Options and Shares held by such Trustee at such time to its successor.

6.2	Upon receipt of the Options, the Optionee will sign an Option Agreement or an applicable option award which shall be deemed as Optionee’s undertaking to exempt the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation with the Plan, or any Option, Share or any other right granted to the Optionee thereunder.

6.3	The Trustee and each such Optionee shall comply with the Tax Ordinance, Section 102 and the Trust Agreement.

6.4	The Trustee shall hold Section 102 Trustee Options and/or any Shares issued upon exercise of such Options in trust for the benefit of the Optionee at least for the Lock-up Period. Upon the expiration of the Lock-up Period and subject to any further period included in the Plan, or in the Option Agreement with the Optionee, the Trustee may release Section 102 Trustee Options or the Shares to Optionee only after (i) the receipt by the Trustee of an acknowledgment from the Income Tax Authority that the Optionee has paid any applicable tax due pursuant to the Tax Ordinance, or (ii) the Trustee withholds any applicable tax due pursuant to the Tax Ordinance.

6.5	In the event of a distribution of rights, including an issuance of bonus shares, in connection with 102 Trustee Options and/or the Shares issues upon exercise of such Options (the "Additional Rights"), all such Additional Rights shall be deposited and/or issued to the Trustee for the benefit of Optionees, and shall be held by the Trustee, as applicable. Such Additional Rights shall be treated in accordance with the provisions of the applicable tax route.

6.6	The Committee may choose to deposit Section 3(i) Options granted to Optionees with the Trustee. In such event, the Trustee shall hold such Section 3(i) Options in trust, pursuant to the Committee’s instructions from time to time and as shall be agreed with the Trustee. If determined by the Committee and agreed by the Trustee, the Trustee shall not release any Section 3(i) Options which were not already exercised into Shares by the Optionee, or any Shares issued upon exercise of Section 3(i) Options, prior to the full payment of the Optionee’s tax liabilities arising from such Options.

6.7	For as long as the Trustee holds Shares in trust for the benefit of an Optionee, the Trustee shall not use the voting rights vested in such Shares and shall not exercise such rights in any way whatsoever. In the event the right to vote such Shares is held by the Trustee pursuant to Section 102, then upon the exercise of any Option by the Optionee, the Trustee shall execute an irrevocable voting proxy in such form as may be prescribed by the Committee in accordance with the provisions of Section 10.8 of the Plan and the provisions of Section 102.

7.	Reserved Shares:

7.1	The Company has reserved 49,372 authorized but unissued ordinary Shares (nominal value NIS 0.01 per share) of the Company for purposes of the Plan, subject to adjustment as provided in Section 12 hereof. Any Shares under the Plan, in respect of which the right hereunder of an Optionee to purchase the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

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7.2	All Shares issued upon exercise of an Option shall entitle the holder thereof to receive dividends and other distributions thereof.

8.	Options:

8.1	Options may be granted at any time, after this Plan has been approved by the Board, subject to obtaining all the necessary approvals from the Income Tax Authorities by the Company. In the case of Section 102 Trustee Options, Options may be granted after the passage of thirty days (or a shorter period as and if approved by the tax authorities) following the delivery by the Company to the appropriate Israeli Income Tax Authorities of a request for approval of the Plan and the Trustee according to Section 102. Notwithstanding the above, if within 90 days of delivery of the abovementioned request, the tax officer notifies the Company of its decision not to approve the Plan, the Options, which were intended to be granted as a Section 102 Trustee Options, shall be deemed to be Section 102 Non-Trustee Options, unless otherwise was approved by the tax officer. The date of grant of each Option shall be the date specified by the Committee at the time such award is made and subject to the Applicable Law.

8.2	An Option Agreement shall evidence each Option granted pursuant to the Plan. The Option Agreement shall state, inter alia, the number of Shares covered thereby, the type of Option granted thereunder, the Section 102(b) Route Election under which the Option was granted (if applicable), the dates and schedule when it may be exercised, the exercise price and such other terms and conditions as the Committee in its discretion may prescribe, provided that they are consistent with this Plan.

9.	Option Exercise Price:

9.1	The exercise price per Share covered by each Option shall be as determined by the Committee on the date of grant of such Option, on an individual basis, subject to any guidelines as may be determined by the Board from time to time; provided, however, that such exercise price shall be not less than the nominal value of the Shares underlying the Option. Each Option Agreement shall contain the exercise price determined for each Optionee (the "Exercise Price").

9.2	The Exercise Price shall be payable upon the exercise of the Option in a form satisfactory to the Committee and permitted by Applicable Law. Such Exercise Price may consist of, without limitations, payment by cash or check, or such other method of payment acceptable to the Company as determined by the Committee. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10.	Term and Exercise of Options:

10.1	Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan; provided, however, that in no event shall an Option be exercisable after its Expiration Date.

Unless the Committee provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.

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10.2	An Option may be exercised by the Optionee in whole at any time, or in part from time to time, to the extent that the Option has been vested and exercisable, prior to its Expiration Date, provided that, subject to the provisions of Section 11 below and except as otherwise determined by the Committee, the Optionee is an employee of, or is in the service of the Company or any Subsidiary of the Company, at all times during the period beginning with the granting of the Option and ending upon the exercise of the Option.

10.3	An Option, or any part thereof, shall be exercisable by the Optionee's signing and returning to the Company at its principal office (and to the Trustee, if applicable), a "Notice of Exercise" in such form and substance as may be prescribed by the Committee from time to time, and in accordance with the requirements of the Tax Ordinance, which exercise shall be effective upon receipt of such notice by the Company at its principal office on any business day. The notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment of the aggregate Exercise Price due with respect to the Shares to be purchased.

In the case of Section 3(i) Options, the "Notice of Exercise" shall also be accompanied by payment of the aggregate withholding taxes due with respect to the exercised Shares.

10.4	Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash or by a cashier's or certified check payable to the order of the Company, or such other method of payment acceptable to the Company as determined by the Committee.

10.5	Notwithstanding anything herein to the contrary, but without derogating from the provisions of Section 11 hereof, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for until the Expiration Date of the Option, such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Optionee in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire and the Trustee shall thereafter hold such Shares in an unallocated pool until instructed by the Company that some or all of such Shares are again to be held in trust for one or more Optionees.

10.6	Prior to exercise, the Optionees shall have none of the rights and privileges of a shareholder of the Company in respect to any Shares purchasable upon the exercise of any part of an Option nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Israeli Companies Law.

10.7	Upon exercise of an Option, an Optionee shall have no shareholder rights until the Shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other shareholders' right, for which the record date precedes the date of issuance of the Shares, except as provided in Section 12 hereof.

10.8	To the extent permitted by applicable law, concurrently with the exercise of any Option and as a condition precedent to such exercise and the issuance of any Shares in respect thereof, the Optionee shall sign and deliver to the Company an irrevocable voting proxy in such form as may be prescribed by the Committee. By this proxy, the Optionee’s right to vote, receive notice or exercise any other right attached to any Share shall be assigned to the Proxy Holder, who shall vote such Shares on any issue brought before the shareholders of the Company in accordance with the majority vote of the shareholders of the Company (as voted by the shareholders without taking such acquired Shares in consideration). Such voting proxy shall expire and be of no further force and effect upon the consummation of a Change in Control.

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10.9	If any law or regulation requires the Company to take any action with respect to the Shares specified in the Notice of Exercise before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

10.10	Except and to the extent otherwise expressly provided herein, the Shares acquired under an Option shall be subject to the provisions of the Company's Articles of Association as amended from time to time, and all Company's shareholders agreements, as amended from time to time, regardless of whether or not the Optionee is a party to such agreements.

10.11	Any form of Option Agreement authorized by the Plan may contain such other provisions as the Committee may, from time to time, deem advisable.

11.	Termination of Engagement:

11.1	Unless otherwise provided for by the Committee in the Option Agreement, if an Optionee ceases to be employed by or to render his or her services to the Company or its Subsidiary, all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised within three (3) months after the date of such termination (or such different period as the Committee shall prescribe), but in no event later than the Expiration Date of such Option as set forth in the Option Agreement. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11.2	In the event an Optionee ceases to be employed by the Company or its Subsidiary, or if applicable, ceases to render his or her services to the Company or its Subsidiary, as a result of the Optionee’s death, Disability or Retirement, all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised within twelve (12) months after the date of such termination (or such different period as the Committee shall prescribe), but in no event later than the Expiration Date of such Option as set forth in the Option Agreement, in the case of death, by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, or in the case of Disability or Retirement by the Optionee or his or her personal representative, as the case may be. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11.3	Notwithstanding the above, in the event the Optionee is discharged from the Company or its Subsidiary, or if applicable, ceases to render his or her services to the Company or its Subsidiary for Cause, all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination, unless otherwise determined by the Committee, and the Shares covered by such Options shall revert to the Plan.

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11.4	For the purpose of this section 11, termination of employment, or if applicable, cessation of rendering services shall be deemed upon the date of delivery to the Optionee or by the Optionee a written notice of thereof. With regard to consultants and contractors, cessation of rendering services shall also be deemed upon the date stated in the consulting or contractor agreement (whichever is earlier).

11.5	For the purpose of this section 11, a transfer of the Optionee from the employment of or engagement by the Company to its Subsidiary (and vise versa) or from the employment of or engagement by a Subsidiary to another Subsidiary thereof, shall not be deemed a termination of employment or cessation of rendering services, as the case may be. Furthermore, the Committee may decide that such transfer from the Company to a related entity (and vise versa) shall also not be deemed a termination of employment or cessation of rendering services, as the case may be.

11.6	Section 102 Option Provision: Notwithstanding the foregoing, any termination of employment prior to the expiration of the Lock-Up Period required under Section 102 of the Tax Ordinance may subject the Optionee to forfeiture of the tax benefits available for Section 102 Trustee Options.

12.	Adjustments: Upon the occurrence of any of the following described events, an Optionee's right to purchase Shares under the Plan shall be adjusted as hereinafter provided.

12.1	In the event that the ordinary Shares of the Company are subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, recapitalization or the like, the ordinary Shares of the Company are exchanged for other securities of the Company or of another corporation, each Optionee shall be entitled, subject to the conditions herein stated, to purchase such number of ordinary Shares or amount of other securities of the Company or of such other corporation as were exchangeable for the number of ordinary Shares of the Company which such Optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the exercise price per share to reflect such subdivision, combination or exchange. None of any such events shall alter or accelerate the vesting of the Options as is determined by the Committee pursuant to Section 3.3 above.

12.2	In the event that the Company issues any of its ordinary Shares or other securities as bonus shares upon or with respect to any Shares which are at the time subject to a right of purchase by an Optionee hereunder, each Optionee upon exercising such right shall be entitled to receive (if he or she so elects), in addition to the Shares as to which he is exercising such right, the appropriate number of bonus shares, on the same terms and conditions as offered to the other shareholders, which he would have received had he been the holder of the Shares as to which he or she is exercising his or her right at all times between the date of the granting of such right and the date of its exercise.

12.3	In the event of dissolution or liquidation of the Company, the Company shall have no obligation to notify the Optionees of such event and any Options that have not been previously exercised will terminate immediately prior to the consummation of such proposed action. Notwithstanding the above, in the event of a voluntary liquidation of the Company, which is not within the frame of a merger or acquisition of the Company, the Board shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Board, in its discretion, may provide for an Optionee to have the right to exercise his or her entire Options (whether vested or not) until fifteen (15) days prior to the consummation of such proposed action. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed transaction.

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12.4	In the event of a Change in Control, each Optionee shall be obligated to participate in the Change in Control and, if applicable, sell or exchange, as the case may be, any Shares such Optionee purchased under the Plan, in accordance with the instructions issued by the Board in connection with such Change in Control.

12.5	The Committee shall determine the specific adjustments to be made under this Section 12, and its determination shall be conclusive.

13.	Assignability and Sale of Shares: No Option may be sold, pledged, assigned, hypothecated or transferred other than by will or by the laws of descent and distribution, and during the Optionee's lifetime an Option may be exercised only by Optionee. The terms of the Plan and the Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

14.	Securities Act of 1933; Israel Securities Law, 1967: By Optionee exercise of an Option hereunder, the Optionee agrees not to sell, transfer or otherwise dispose of any of the Shares so purchased by him except in compliance with the United States Securities Act of 1933 and the Israel Securities Law of 1967, as amended, and the rules and regulations thereunder, and the Optionee further agrees that all certificates evidencing any of such Shares shall be appropriately legend to reflect such restriction. The Company does not obligate itself to register any shares under the United States Securities Act of 1933, as amended. However, as a condition to the exercise of an Option, the Committee may require an Optionee exercising such Option to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required. Furthermore, the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restriction, as it may deem appropriate.

15.	Term, Amendment and Termination of the Plan:

15.1	The Plan shall become effective upon the later of: (i) its adoption by the Board, or (ii) its approval by the Company's shareholders, if such an approval is necessary under Applicable Laws.

15.2	Unless sooner terminated, the Plan shall expire on the tenth (10) anniversary of the date on which the Plan is adopted by the Board or, if applicable, approved by the shareholders of the Company, whichever is earlier.

15.3	The Board, at any time and from time to time, may terminate or amend the Plan. In no event may any action of the Company alter or impair the rights of an Optionee, without his or her consent, under any Option previously granted to him or her. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, the Board may exercise its authority under Section 12 without the consent of the Optionees.

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16.	Continuance of Employment or Service: Neither the Plan nor the Option Agreement shall impose any obligation on the Company or its Subsidiary, to continue any Optionee in its employ or to continue to receive services rendered by the Optionee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or in rendering services to the Company or its Subsidiary or restrict the right of the Company or its Subsidiary to terminate such employment or rendering of services at any time with or without Cause.

17.	Non-Exclusivity of the Plan: This Plan shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

18.	Governing Law: This Plan and all instruments issued thereunder or in connection therewith shall be governed by and construed and enforced in accordance with the laws of the state of Israel, without giving effect to the principles of conflict of laws.

19.	Jurisdiction: Any disputes arising out of this Plan and all instruments issued thereunder or in connection therewith shall be resolved exclusively by the appropriate court in the state of Israel.

20.	Application of Funds: The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

21.	Tax Consequences:

21.1	Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Optionee or the Company, the Subsidiary engaging the Optionee or the Trustee) hereunder, shall be borne solely by the Optionee. The Company or its Subsidiary or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. The Committee and/or the Trustee shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

Furthermore, the Optionee shall agree to indemnify the Company, and if applicable, the Subsidiary that employs or engages the Optionee and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

21.2	In the event that an Optionee ceases to be employed by the Company or its Subsidiary, or if applicable, ceases to render his or her services for any reason, the Optionee shall be obligated to provide the Company, or if applicable, its Subsidiary, with a security or guarantee, in the degree and manner satisfactory to the Company and if applicable, the Trustee, to cover any future tax obligation resulting from the disposition of the Options and/or the Shares acquired thereunder.

21.3	Upon the grant of Options under the Plan pursuant to the provisions of Section 102 and in any case in which the Optionee shall stop being considered as an “Israeli Resident”, as defined in the Tax Ordinance, the Company shall withhold all applicable taxes from the Optionee, shall remit the amount withheld to the appropriate Israeli tax authorities and shall report to such Optionee the amount so withheld and paid to said tax authorities.

*       *       *

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